Exhibit 99.1

Lt. Gen. Bruce T. Crawford, U.S. Army (Ret.) Elected to the Board of Directors

(Chicago – April 22, 2025) – Ryerson Holding Corporation (NYSE: RYI) (“Ryerson”), a leading value-added processor and distributor of industrial metals, announced today the election of Lt. Gen. Bruce T. Crawford, U.S. Army (Ret.), to the Ryerson Board of Directors (“Board”).

Steve Larson, Chair of the Board and the Nominating & Corporate Governance Committee, said, “We are thrilled to welcome Bruce Crawford to the Ryerson Board. At Ryerson, we are committed to regularly evaluating our Board’s composition to ensure we have the right mix of backgrounds, skills, and experiences. We are confident Bruce will provide valuable perspectives as Ryerson advances on its next stage operational and financial performance targets.”

Eddie Lehner, President, CEO and Director of Ryerson, noted “It is my pleasure to welcome Bruce to the Board. Bruce brings a wealth of knowledge and leadership experience in the areas of information technology, cybersecurity, and operations that,combined with his strategic expertise, will be invaluable as we continue optimizing our investments toward further improving Ryerson’s next-stage operating model and customer experience.”

Prior to joining Ryerson, General Crawford retired from the U.S. Army with the rank of Lieutenant General after serving for 34 years, culminating as the U.S. Army’s Chief Information Officer and principal enterprise IT and cybersecurity policy advisor to the Secretary of the Army and the Army Chief of Staff. Before that, General Crawford served in various operational, strategic, and tactical positions in the U.S., Europe, the Pacific, and Southwest Asia. Following his transition from the Army, General Crawford served as the Chief of Innovation, Chair of the Digital Advisory Group, Director of the Global Digital Center of Excellence, and Senior Vice President for Strategic Development, Growth and Sales in the $5 billion government-focused Critical Mission Solutions division at Jacobs Solutions Inc. (NYSE: J), a provider of engineering, technical, professional, and construction services. General Crawford earned a Bachelor of Science in Electrical Engineering from South Carolina State University. He also holds a Master of Science in Administration from Central Michigan University, a Master of Science in National Resource Strategy from the National Defense University, and an Honorary Doctor of Public Service from South Carolina State University. General Crawford serves on the Board of Directors of Foundation Risk Partners, Comtech Telecommunications Corp (NYSE: CMTL), the George C. Marshall International Center, and the Executive Committee of AFCEA International. He previously served as a member of the Board of Directors of Avalara, Inc.

About Ryerson

Ryerson is a leading value-added processor and distributor of industrial metals, with operations in the United States, Canada, Mexico, and China. Founded in 1842, Ryerson has around 4,300 employees in over 110 locations. Visit Ryerson at www.ryerson.com.

Safe Harbor Provision

Certain statements made in this release and other written or oral statements made by or on behalf of the Company constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding our future performance, as well as management's expectations, beliefs, intentions, plans, estimates, objectives, or projections relating to the future. Such statements can be identified by the use of forward-looking terminology such as “objectives,” “goals,” “preliminary,” “range,” “believes,” “expects,” “may,” “estimates,” “will,” “should,” “plans,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. The Company cautions that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors. Among the factors that significantly impact our business are: the cyclicality of our business; the highly competitive, volatile, and fragmented metals industry in which we operate; the impact of geopolitical events; fluctuating metal prices; our indebtedness and the covenants in instruments governing such indebtedness; the integration of acquired operations; regulatory and other operational risks associated with our operations located inside and outside of the United States; the influence of a single investor group over our policies and procedures; work stoppages; obligations under certain employee retirement benefit plans; currency fluctuations; and consolidation in the metals industry. Forward-looking statements should, therefore, be considered in light of various factors, including those set forth above and those set forth under “Risk Factors” in our annual report on Form 10-K, and in our other filings with the Securities and Exchange Commission. Moreover, we caution against placing undue reliance on these statements, which speak only as of the date they were made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events or circumstances, new information or otherwise.

Manager – Investor Relations:

Pratham Dear 312.292.5033

investorinfo@ryerson.com